EXHIBIT 2.2
                                                                     -----------



                                                                  EXECUTION COPY

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT, is made as of August 13, 2003 (this "AGREEMENT"), by and among CTP/N Merger Corp., a Delaware corporation ("MERGERCO"), the persons listed on EXHIBIT A hereto (collectively, the "SECURITYHOLDERS" and each a "SECURITYHOLDER"), Change Technology Partners, Inc., a Delaware corporation and the parent corporation of MergerCo ("CTP"), and Neurologix, Inc., a Delaware corporation ("TARGET").

                             PRELIMINARY STATEMENTS

         WHEREAS, as of the date hereof each Securityholder owns (beneficially and of record) the number of shares of (i) Target common stock, par value $.001 per share (the "TARGET COMMON STOCK"), (ii) Target convertible preferred stock, par value $.001 per share (the "TARGET SERIES A PREFERRED"), and (iii) Target Series B convertible preferred stock, par value $.001 per share (the "TARGET SERIES B PREFERRED" and, together with the Target Common Stock and the Target Series A Preferred, the "TARGET STOCK"), in each case, set forth opposite such Securityholder's name on EXHIBIT B hereto (all such securities and any shares of capital stock of Target hereafter acquired by the Securityholders prior to the termination of this Agreement are collectively referred to herein as the "SHARES");

         WHEREAS, as of the date hereof each Securityholder owns (beneficially) the principal amount of, or participatory interest in, the 6% secured promissory note of Neurologix due in October 2007 (the "NEUROLOGIX Note" and, together with the Shares, the "SECURITIES") set forth opposite such Securityholder's name on EXHIBIT B hereto;

         WHEREAS, CTP, MergerCo and Target are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time, the "MERGER AGREEMENT"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into Target (the "MERGER") with Target being the Surviving Corporation (the "SURVIVING CORPORATION");

         WHEREAS, each of the Securityholders desires, immediately prior to the consummation of the Merger, to (i) convert all of the shares of Target Series A Preferred and Target Series B Preferred that such Securityholder owns into Target Common Stock in accordance with their terms (all such shares of Target Common Stock to be issued upon conversion are referred to collectively as the "TARGET CONVERSION COMMON SHARES") and (ii) exchange the principal amount of, or participatory interest in, the Neurologix Note, that such Securityholder holds for the number of whole shares of Target Common Stock, which shall not exceed an aggregate of 400,000 shares of Target Common Stock, determined by dividing (x) the sum of (a), the product of the outstanding unpaid principal amount of the Neurologix Note as of the date of the exchange multiplied by such Securityholder's percentage participatory interest in the Neurologix Note (such portion of the principal amount, the "SECURITYHOLDER'S Portion") plus (b) the amount of accrued and unpaid interest on the Securityholder's Portion as of the date of the exchange by (y) $6.00 (all such shares of Target Common Stock to be issued upon exchange are referred to collectively as the "TARGET EXCHANGE COMMON SHARES" and together with the Target Conversion Common Shares, the "TARGET COMMON SHARES");

         WHEREAS, the Securityholders desire that, in connection with the Merger, the Target Common Shares, as well as all other shares of Target Common Stock that the Securityholders hold, be converted into shares of common stock, par value $.001 per share ("NEW COMMON"), of CTP as provided in the Merger Agreement; and

         WHEREAS, as a condition to the willingness of CTP and MergerCo to enter into the Merger Agreement and consummate the transactions contemplated therein, CTP and MergerCo have requested that each Securityholder agree, and, in order to induce CTP and MergerCo to enter into the Merger Agreement each such Securityholder is willing to agree, to vote the Shares pursuant to the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

               REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         Each Securityholder hereby severally represents and warrants to CTP, MergerCo and Target as follows:

         Section 1.01. DUE AUTHORITY. (a) Such Securityholder has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform such Securityholder's obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of such Securityholder and, assuming its due authorization, execution and delivery by MergerCo and Target, constitutes a legal, valid and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (b) There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Securityholder is a trustee, or other person or entity whose consent is required for the execution and delivery of this Agreement by such Securityholder or the consummation by such Securityholder of the transactions contemplated hereby.

                  Section 1.02. NO CONFLICT; CONSENTS. (a) The execution and delivery of this Agreement by such Securityholder do not, and the performance by such Securityholder of such Securityholder's obligations under this Agreement and the compliance by such Securityholder with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such Securityholder or such Securityholder's Securities, (ii) conflict with or violate the Securityholder's charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of such

Securityholder's Securities pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Securityholder is a party or by which such Securityholder or such Securityholder's Securities are bound.

                  (b) The execution and delivery of this Agreement by such Securityholder do not, and the performance of this Agreement by such Securityholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, will not prevent or delay the performance by such Securityholder of his or her obligations under this Agreement in any material respect.

         Section 1.03. TITLE TO SECURITIES. (a) The Securities set forth opposite such Securityholder's name on EXHIBIT B hereto constitute all of the securities of Target that are owned by such Securityholder. Such Securityholder is the record and beneficial owner of all of such Securityholder's shares of Target Stock and has such interest in the Neurologix Note as is set forth opposite such Securityholder's name on EXHIBIT B hereto. As of the date hereof,
(i) the aggregate number of outstanding shares of Target Common Stock held by the Securityholders represents approximately 86.1% of the aggregate number of outstanding shares of Target Common Stock held by all of Target's stockholders,
(ii) the aggregate number of outstanding shares of Target Series A Preferred held by the Securityholders represents 100% of the aggregate number of outstanding shares of Target Series A Preferred held by all of Target's stockholders, (iii) the aggregate number of outstanding shares of Target Series B Preferred held by the Securityholders represents approximately 79.2% of the aggregate number of outstanding shares of Target Series B Preferred held by all of Target's stockholders, and (iv) the aggregate number of outstanding shares of Target Common Stock, Target Series A Preferred (on an as-converted to Target Common Stock basis) and Target Series B Preferred (on an as-converted to Target Common Stock basis) held by the Securityholders represents approximately 91.4% of the aggregate number of outstanding shares of Target Common Stock, Target Series A Preferred (on an as-converted to Target Common Stock basis) and Target Series B Preferred (on an as-converted to Target Common Stock basis) held by all of Target's stockholders. Such Securityholder has, and such Securityholder will have as of the Closing Date, good and marketable title to such Securities, free and clear of all security interests, claims, liens, pledges, options, encumbrances, charges, agreements, voting trusts, proxies and other arrangements or restrictions whatsoever ("ENCUMBRANCES").

                  (b) Such Securityholder has, and during the Voting Term (as defined below) will have, the sole voting power with respect to the matters set forth in Article IV hereof with respect to all of the Shares held by such Securityholder, with no restrictions on such rights, subject to applicable laws and the terms of this Agreement.

         Section 1.04. NO PRIOR VOTING AGREEMENTS. Such Securityholder's Shares and the certificates representing such Shares are now, and at all times during the Voting Term hereof will be, held by such Securityholder free and clear of all proxies, voting trusts and voting agreements, understandings or arrangements providing for any right on the part of any person other than such Securityholder to vote such Shares except any such understandings arising under this Agreement.

         Section 1.05. ACKNOWLEDGMENT OF RELIANCE. Such Securityholder understands and acknowledges that CTP and MergerCo are entering into the Merger Agreement in reliance upon such Securityholder's execution and delivery of this Agreement.



                                  ARTICLE II.

               REPRESENTATIONS AND WARRANTIES OF CTP AND MERGERCO

         Each of CTP and MergerCo (each a "CTP PARTY") hereby represents and warrants to the Securityholders and Target as follows:

         Section 2.01. DUE AUTHORITY. Such CTP Party has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform such CTP Party's obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of such CTP Party and, assuming its due authorization, execution and delivery by the other CTP Party, the Securityholders and Target, constitutes a legal, valid and binding obligation of such CTP Party, enforceable against such CTP Party in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 2.02. NO CONFLICT; CONSENTS. (a) The execution and delivery of this Agreement by such CTP Party do not, and the performance by such CTP Party of such CTP Party's obligations under this Agreement and the compliance by such CTP Party with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to such CTP Party, (ii) conflict with or violate such CTP Party's charter, bylaws, partnership agreement or other organizational documents, if applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such CTP Party is a party.

                  (b) The execution and delivery of this Agreement by such CTP Party do not, and the performance of this Agreement by such CTP Party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority.



                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF TARGET

         Target hereby represents and warrants to CTP, the Securityholders and MergerCo as follows:

         Section 3.01. DUE AUTHORITY. Target has full power, corporate or otherwise, and authority to execute and deliver this Agreement and to perform Target's obligations hereunder. This Agreement has been duly executed and delivered by or on behalf of Target and, assuming its due authorization, execution and delivery by the Securityholders and MergerCo, constitutes a legal, valid and binding obligation of Target, enforceable against Target in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 3.02. NO CONFLICT; CONSENTS. (a) The execution and delivery of this Agreement by Target do not, and the performance by Target of Target's obligations under this Agreement and the compliance by Target with any provisions hereof do not and will not, (i) conflict with or violate any law, statute, rule, regulation, order, writ, judgment or decree applicable to Target,
(ii) conflict with or violate Target's charter or bylaws, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party.

                  (b) The execution and delivery of this Agreement by Target do not, and the performance of this Agreement by Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not reasonably be expected to prevent or delay the performance by Target of its obligations under this Agreement in any material respect.

                  Section 3.03. VALID ISSUANCE. The (a) Target Exchange Common Shares, when issued in compliance with the provisions of this Agreement and the Merger Agreement for the consideration expressed herein, and (b) Target Conversion Common Shares will, when issued in each case, be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than restrictions on transfer under this Agreement and applicable state and federal securities laws.

                  Section 3.04. STOCKHOLDER WRITTEN CONSENT. Upon Target's receipt of the Stockholder Written Consent (as defined below) from the Securityholders and executed thereby, Target's stockholders will have taken all action required of them to approve the Merger, the Merger Agreement and the transactions contemplated thereby for purposes of the federal securities laws, the DGCL, Target's certificate of incorporation and Target's by-laws.


                                  ARTICLE IV.
                            COVENANTS OF THE PARTIES

         Section 4.01. TRANSFER OF SHARES. During the Voting Term, each Securityholder shall not hereafter (a) sell, tender, transfer, pledge, encumber, assign or otherwise dispose of any of such Securityholder's Securities, (b) deposit such Securityholder's Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, transfer, pledge, encumbrance, assignment or other disposition of any of securities of Target, or (d) take any action that would make any representation or warranty of such Securityholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling, in whole or in part, such Securityholder from performing such Securityholder's obligations under this Agreement; provided, however, that nothing in this Agreement shall prevent any Securityholder from selling, tendering, transferring, pledging, encumbering, assigning or otherwise disposing of any of such Securityholder's securities of Target to any other Securityholder who remains bound by this Agreement.

         Section 4.02. VOTING OF SHARES. (a) Each Securityholder, by this Agreement, does hereby agree, during and for the Voting Term, to vote all of such Securityholder's Shares at every meeting of the stockholders of Target or any adjournment thereof or in connection with any written consent of Target's stockholders, (i) in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and (ii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of stockholders or in such consent, and in connection therewith to execute any documents that are necessary or appropriate in order to effectuate the foregoing. Without limiting the foregoing and in accordance therewith, each Securityholder agrees to execute and deliver to Target, concurrently with the execution of this Agreement, a written consent substantially in the form attached hereto as EXHIBIT D (the "STOCKHOLDER WRITTEN CONSENT").

                  (b) For the purposes of this Agreement, "VOTING TERM" means the period from the execution of this Agreement until the earlier of (i) the date of any termination of the Merger Agreement pursuant to the terms thereof or (ii) the Effective Time.

                  (c) Each Securityholder agrees that such Securityholder will not enter into any agreement or understanding with any person or entity or take any action during the Voting Term that will permit any person or entity to vote or act by written consent or give instructions to vote or so act with respect to any of such Securityholder's Shares in any manner inconsistent with the terms of this Section 4.02.

         Section 4.03. CERTAIN EVENTS. Each Securityholder agrees that, during the Voting Term, this Agreement and the obligations hereunder shall attach to such Securityholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation, if applicable, such Securityholder's heirs, guardians, administrators, successors or assigns.

         Section 4.04. CONVERSION AND EXCHANGE OF SECURITIES. (a) Each Securityholder agrees that immediately prior to the Effective Time, such Securityholder shall (a) convert all of the shares of Target Series A Preferred and Target Series B Preferred that such Securityholder holds (collectively, the "ROLLOVER SHARES") into such number of shares of Target Common Stock as such Rollover Shares, by their terms, are then convertible (as indicated on EXHIBIT C hereto)

                  (b) Target and each of the Noteholders (as defined below) agrees that immediately prior to the Effective Time, such Noteholder shall exchange all of such Noteholder's interest in the Neurologix Note (regardless whether such interest (i) arises under the any of the Credit Documents (as defined below) and (ii) relates to any right to receive any payment or other consideration in respect of unpaid principal, accrued and unpaid interest thereon, or any other obligation or liability of Target under the Credit Documents) for such whole number of Target Exchange Common Shares as is determined by dividing (x) the sum of (a) the product of the outstanding unpaid principal amount of the Neurologix Note as of the date of the exchange multiplied by such Securityholder's Portion, plus (b) the amount of the accrued and unpaid interest on the Securityholder's Portion as of the date of the exchange by (y) $6.00. Each of the Securityholders having such an interest in the Neurologix Note (Palisade Private Partnership, L.P. ("PALISADE"), Clark A. Johnson ("JOHNSON"), and Martin J. Kaplitt ("KAPLITT")) is referred to individually as a "NOTEHOLDER." The Noteholders agree that, notwithstanding any other provision of this Agreement to the contrary, in no event shall Target be required or obligated to issue more than 400,000 Target Exchange Common Shares in the aggregate to the Noteholders in consideration of their exchange of the Neurologix Note. Target agrees that, upon the tender to Target of the Neurologix Note for cancellation by the holder thereof, Target shall, immediately prior to the Effective Time and in accordance with the terms of this Agreement and the Merger Agreement, issue to the Noteholders all of the Target Exchange Common Shares.

         Section 4.05. TERMINATION OF CREDIT DOCUMENTS. Target and each of the Noteholders agrees that (a) upon the exchange of the Neurologix Note and the issuance of the Target Exchange Common Shares as provided in Section 4.04, each of the Credit Documents and all of such parties respective rights and obligations thereunder shall be terminated effective as of the closing date of the Merger, (b) the Credit Documents shall be of no further force or effect. For purposes of this Agreement, the term "CREDIT DOCUMENTS" means each of the following agreements or instruments: (i) the Neurologix Note, (ii) the Credit Line Agreement, dated as of November 1, 1999, between Target and Palisade, (iii) the Participation Agreement between Palisade and Johnson with respect to the Neurologix Note and (iv) the Participation Agreement between Palisade and Kaplitt with respect to the Neurologix Note and (c) such Noteholder shall forthwith deliver to Target UCC-3 termination statements terminating the Noteholder's security interest under the Credit Documents and any other agreement granting the Noteholder a security interest in any of Target's assets, which agreement was executed and delivered in connection with the Credit Documents (as each such agreement or Credit Document may have heretofore been amended, modified or supplemented), and the security interest granted by the Credit Documents or such other agreement shall become null and void and of no further force and effect.

         Section 4.06. WAIVER OF APPRAISAL RIGHTS. Each Securityholder hereby waives, with respect to all of such Securityholder's Shares (including, without limitation, the Target Common Shares whether acquired prior to or after date of the Stockholder Written Consent) and to the fullest extent permitted by applicable law, all appraisal or other rights to which such Securityholder may be entitled under Section 262 of the Delaware General Corporation Law in connection with the Merger. This waiver shall be binding upon all of such Securityholder's heirs, representatives, executors, successors and assigns, as applicable.

         Section 4.07. STOP TRANSFER. (a) Each Securityholder agrees with, and covenants to, CTP and MergerCo that such Securityholder shall not request that Target register the transfer (book-entry or otherwise) of any certificate or instrument representing any of such Securityholder's Securities, unless such transfer is made in compliance with this Agreement. Each Securityholder agrees that such Securityholder will surrender to Target, within fifteen Business Days after the date hereof, the certificates and instruments representing such Securities, and Target will place a legend in substantially the following form on such certificates and instruments (as well as on all other Shares issuable to the Securityholder after the date hereof) in addition to any other legend required thereof:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, VOTING AND OTHER RESTRICTIONS PURSUANT TO A VOTING AGREEMENT, DATED AS OF AUGUST 13, 2003, BY AND AMONG NEUROLOGIX, INC. (THE "COMPANY"), THE HOLDER HEREOF, AND OTHER PARTIES THERETO (AS AMENDED FROM TIME TO TIME, THE "VOTING AGREEMENT"). THE COMPANY WILL FURNISH A COPY OF SUCH VOTING AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Target shall notify its transfer agent of the provisions set forth in this
Section 4.07 and instruct its transfer agent not to permit any transfer of Securities except in compliance with the terms hereof, and each Securityholder agrees to provide such documentation and to do such other things as may be required to give effect to such provisions with respect to such Securities.

         Section 4.08. Target agrees that it shall not issue any shares with respect to any new class or series of capital stock authorized after the date hereof unless the prospective holders of such shares become party to this Agreement or a enter into a similar written agreement for the benefit of CTP, MergerCo and Target.



                                   ARTICLE V.

                               GENERAL PROVISIONS

         Section 5.01. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

         Section 5.02. ENTIRE AGREEMENT. This Agreement, those documents expressly referred to herein, the Merger Agreement, and the other documents dated as of the date hereof, contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior discussions and agreements between the parties with respect to the subject matter hereof.

         Section 5.03. AMENDMENTS. This Agreement may not be modified, amended, waived; altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided, however, that CTP and MergerCo may in writing waive or consent to a modification of any provision of this Agreement with respect to any Securityholder without the agreement of any other party hereto.

         Section 5.04. TERMINATION. This Agreement shall terminate upon the earlier to occur of the (a) the consummation of the Merger and (b) the termination of the Merger Agreement.

         Section 5.05. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except in accordance with Section 4.01.

         Section 5.06. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its heirs, successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         Section 5.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

         Section 5.08. CHOICE OF LAW; CONSENT TO JURISDICTION. This Agreement and any and all matters arising directly or indirectly herefrom ("AGREEMENT MATTERS") shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof. Each of the parties hereto hereby (i) irrevocably consents and submits to the sole exclusive jurisdiction of the United States District Court for the District of Delaware and any state court in the State of Delaware (and of the appropriate appellate courts from any of the foregoing) in connection with any suit, arbitration, mediation, action or other proceeding (each a "PROCEEDING") directly or indirectly arising out of or relating to any Agreement Matter; provided that a party to this Agreement shall be entitled to enforce an order or judgment of such a court in any United States or foreign court having jurisdiction over the other party hereto, (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, and (iv) agrees that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice hereunder.

         Section 5.09. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         Section 5.10. DEFINITIONS. Terms used in this Agreement but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

         Section 5.11. NO AGREEMENT UNTIL EXECUTED. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until this Agreement is executed by the parties hereto.

         Section 5.12. EXCULPATION, No Securityholder shall have any liability or obligation whatsoever under or by reason of this Agreement because of a breach by any other Securityholder of its obligations, representations or warranties hereunder or thereunder.

         Section 5.13. DIRECTORS AND OFFICERS. Notwithstanding anything herein to the contrary, the covenants and agreements set forth herein shall not prevent any of the Securityholders who are serving on Target's board of directors or who are officers of Target from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such capacity as a director or officer of Target.

         Section 5.14. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by telecopy, by overnight courier or sent by certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or if mailed, three calendar days after the date of mailing, as follows (or at such other address for a party as shall be specified by like notice):



      If to CTP or MergerCo, to:



               Change Technology Partners, Inc.
               537 Steamboat Road
               Greenwich, CT 06830
               (203) 661-6942
               (203) 661-1331



               Attention:  Michael Gleason, Chairman and Chief Executive Officer



      with a copy to (which shall not constitute notice):

               Paul, Weiss, Rifkind, Wharton & Garrison LLP
               1285 Avenue of the Americas
               New York, New York 10019-6064
               (212) 373-3000
               (212) 757-3990

               Attention:  James H. Schwab, Esq.



      If to Target, to:



               Neurologix, Inc. c/o
               Palisade Capital Management, L.L.C.
               One Bridge Plaza
               Fort Lee, NJ  07024
               Attention:  Mark Hoffman
               Facsimile:  (201) 585-9798


      with a copy to (which shall not constitute notice):


               Lowenstein Sandler PC
               65 Livingston Avenue
               Roseland, New Jersey 07068-1791
               Attention:  Alan Wovsaniker, Esq.
               Facsimile:  (973) 597-2400



and if to any of the Securityholders, at the address or facsimile transmission number specified below its name on the signature pages hereto (or, in the case of persons who subsequently become parties hereto, at their last addresses or facsimile transmission numbers shown on the record books of Target). Any Person who becomes a Securityholder shall provide its address and facsimile number to Target, which shall promptly provide such information to each of the other Securityholders.



      (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW)

         IN WITNESS WHEREOF, the parties have duly executed this Voting Agreement as of the date first written above.



                                    "TARGET"



                                    NEUROLOGIX, INC.



                                    By: /s/ Martin J. Kaplitt
                                       -----------------------------------------
                                    Name:  Martin J. Kaplitt
                                    Title: President



                                    "CTP"


                                     CHANGE TECHNOLOGY PARTNERS, INC.



                                    By: /s/ Michael Gleason
                                       -----------------------------------------
                                    Name:  Michael Gleason
                                    Title: Chairman and Chief Executive Officer



                                    "MERGERCO"


                                    CTP/N MERGER CORP.



                                    By: /s/ Michael Gleason
                                       -----------------------------------------
                                    Name:  Michael Gleason
                                    Title: Chief Executive Officer



                      (SIGNATURE PAGE TO VOTING AGREEMENT)

                                             "STOCKHOLDERS"



                                             AUCKLAND TECHNOLOGY ENABLING

                                               CORPORATION





                                             By: /s/ Mathew During
                                                --------------------------------
                                             Name:  Mathew During on behalf of
                                                    Mr. Warwick Greenwood -
                                                    Trustee and Director.
                                             Title:


                                             Address for Notice:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

                                             Facsimile:
                                                       -------------------------


                                             ZENITH PARTNERS





                                             By: /s/ Martin J. Kaplitt
                                                --------------------------------
                                             Name:  Martin J. Kaplitt

                                             Title:




                                             Address for Notice:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------

                                             Facsimile:
                                                       -------------------------

                      (SIGNATURE PAGE TO VOTING AGREEMENT)

                                       PALISADE PRIVATE PARTNERSHIP, L.P.
                                       BY:  PALISADE PRIVATE HOLDINGS, LLC,
                                                  GENERAL PARTNER





                                       By: /s/ Mark Hoffman
                                          ---------------------------------
                                       Name:  Mark Hoffman
                                       Title:  Member



                                       Address for Notice:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                       Facsimile:
                                                 --------------------------

                                       CLARK A. JOHNSON



                                       /s/ Clark A. Johnson
                                       ------------------------------------
                                       Name:  Clark A. Johnson



                                       Address for Notice:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                       Facsimile:
                                                 --------------------------


                                       MARTIN J. KAPLITT KEOGH-PROFIT SHARING



                                       By: /s/ Martin J. Kaplitt
                                          ---------------------------------
                                       Name:  Martin J. Kaplitt
                                       Title:


                                       Address for Notice:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                       Facsimile:
                                                 --------------------------

                      (SIGNATURE PAGE TO VOTING AGREEMENT)

                                       MARTIN J. KAPLITT



                                       /s/ Martin J. Kaplitt
                                       ------------------------------------
                                       Name:  Martin J. Kaplitt



                                       Address for Notice:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                       Facsimile:
                                                 --------------------------



                                       MEDTRONIC INTERNATIONAL, LTD.




                                       By: /s/ Gary L. Ellis
                                          ---------------------------------
                                       Name:  Gary L. Ellis
                                       Title: V.P. Corporate Controller and
                                              Treasurer



                                       Address for Notice:
                                       ------------------------------------
                                       ------------------------------------
                                       ------------------------------------

                                       Facsimile:
                                                 --------------------------



                      (SIGNATURE PAGE TO VOTING AGREEMENT)

                                    EXHIBIT A
                                    ---------




                                 SECURITYHOLDERS
                                 ---------------



Auckland Technology Enabling Corporation
Zenith Partners
Palisade Private Partnership, L.P.
Clark A. Johnson
Martin J. Kaplitt Keogh-Profit Sharing
Medtronic International, Ltd.
Martin J. Kaplitt

                                    EXHIBIT B
                                    ---------



                    SECURITYHOLDERS' OWNERSHIP OF SECURITIES
                    ----------------------------------------





-------------------------------------------------------------------------------------------------------
                                   TARGET           TARGET             TARGET
         SECURITYHOLDER         COMMON STOCK        SERIES A           SERIES B        NEUROLOGIX NOTE
                                                   PREFERRED          PREFERRED
-------------------------------------------------------------------------------------------------------
                                   (OWNED           (OWNED             (OWNED          (PERCENTAGE
                              BENEFICIALLY AND    BENEFICIALLY       BENEFICIALLY      PARTICIPATORY
                                 OF RECORD)      AND OF RECORD)      ND OF RECORD)       INTEREST)*
-------------------------------------------------------------------------------------------------------
   Auckland Technology               1,312,500
   Enabling Corporation
-------------------------------------------------------------------------------------------------------
   Zenith Partners                     832,500
-------------------------------------------------------------------------------------------------------
   Palisade Private                                       138.768            9,260             94.4%
   Partnership, L.P.
-------------------------------------------------------------------------------------------------------
   Clark A. Johnson                                         5.880           55,560              4.0%
-------------------------------------------------------------------------------------------------------
   Martin J. Kaplitt
   Keogh-Profit Sharing                                     2.352
-------------------------------------------------------------------------------------------------------
   Medtronic International,
   Ltd.                                                                    324,074
=======================================================================================================
   Martin Kaplitt                                                                               1.6%
=======================================================================================================
   TOTALS                            2,145,000            147.000          388,894            100.0%
-------------------------------------------------------------------------------------------------------


*The Neurologix Note is owned of record by Palisade Private Partnership, L.P.

                                    EXHIBIT C
                                    ---------



               ROLLOVER SHARES AND TARGET CONVERSION COMMON SHARES
               ---------------------------------------------------



-----------------------------------------------------------------------------------------------------
            SECURITYHOLDER            TARGET SERIES A PREFERRED       TARGET SERIES B PREFERRED
-----------------------------------------------------------------------------------------------------

                                                       SHARES OF                      SHARES OF
                                                     TARGET COMMON                     TARGET
                                                         STOCK                      COMMON STOCK
                                         TARGET        RECEIVABLE       TARGET       RECEIVABLE
                                     SERIES A SHARES      UPON      SERIES B SHARES     UPON
                                       OUTSTANDING     CONVERSION     OUTSTANDING    CONVERSION
-----------------------------------------------------------------------------------------------------
   Auckland Technology Enabling
   Corporation
-----------------------------------------------------------------------------------------------------
   Zenith Partners
-----------------------------------------------------------------------------------------------------
   Palisade Private Partnership,           138.768      2,081,520           9,260             9,260
   L.P.
-----------------------------------------------------------------------------------------------------
   Clark A. Johnson                          5.880         88,200          55,560            55,560
----------------------------------------------------------------------------------- -----------------
   Martin J. Kaplitt Keogh-Profit            2.352         35,280
   Sharing
-----------------------------------------------------------------------------------------------------
   Medtronic International, Ltd.                                          324,074             324,074
-----------------------------------------------------------------------------------------------------
   Martin Kaplitt
=====================================================================================================
   TOTALS                                  147.000      2,205,000         388,894             388,894
---------------------------------------------------------------------------------------------------

                                    EXHIBIT D
                                    ---------



                           STOCKHOLDER WRITTEN CONSENT
                           ---------------------------